Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Handy & Harman Ltd.
White Plains, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-158769) and Form S-8 (Nos. 333-144148, 333-172788, 333-183186 and 333-190328) of Handy & Harman Ltd. (the "Company") of our reports dated February 27, 2015, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP
New York, New York
February 27, 2015